Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Mutual Funds and MainStay Funds Trust

We consent to the use of our report dated December 20, 2018, with respect to the financial statements of Voya Global Real Estate Fund, a series of Voya Mutual Funds, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Financial Highlights of the Funds” in this Registration Statement.

/s/ KPMG LLP

Boston, Massachusetts

October 4, 2019